UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 12, 2008

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 18, 2008, Emerald Dairy Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”) to report its sale to an accredited investor (the “Initial Investor”), as of June 12, 2008, of (a) a promissory note in the principal amount of $1,500,000 (the “Initial Note”), and (b) warrants to purchase 150,000 shares of the Company’s common stock (the “Initial Warrants”), for an aggregate purchase price of $1,500,000.

On June 26, 2008, the Company filed to with the SEC an amendment to the Form 8-K to report its sale to an additional accredited investor (the “Additional Investor” and, together with the Initial Investor, the “Investors”), as of June 20, 2008, of (a) a promissory note in the principal amount of $750,000 (the “Additional Note” and, together with the Initial Note, the “Original Notes”), and (b) warrants to purchase 75,000 shares of the Company’s common stock (the “Additional Warrants” and, together with the Initial Warrants, the “Original Warrants”), for an aggregate purchase price of $750,000.

This Amendment No. 2 to the Form 8-K is being filed by the Company to amend and restate the Form 8-K in its entirety, as previously amended, and to disclose the Company’s entry into an Amendment with the Investors, pursuant to which certain terms and conditions of the Original Notes and Original Warrants have been amended (as further described in Item 1.01 below).

Item 1.01.  Entry into Material Definitive Agreement.

Sale of Notes and Warrants

On June 12, 2008 (the “Initial Closing Date”), Emerald Dairy Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Initial Investor”), pursuant to which the Company could sell, in one or more closings to occur on or prior to June 30, 2008, up to a maximum of (a) $3,000,000 of the Company’s 8% promissory notes (the “Original Notes”), due December 31, 2008 (the “Maturity Date”)  and (b) three-year warrants to purchase 300,000 shares of the Company’s common stock, at an exercise price of $2.61 per share (the “Original Warrants”) (the “Offering”).

As of the Initial Closing Date, the Initial Investor purchased, for a purchase price of $1,500,000 (the “Initial Placement Proceeds”), (a) an Original Note in the principal amount of $1,500,000, and (b) Original Warrants to purchase 150,000 shares of the Company’s common stock (the “Initial Placement”).

In connection with the Initial Placement, the Company paid a placement agent (the “Placement Agent”) a commission of $97,500 (6.5% of the Initial Placement Proceeds).  In addition, the Company issued to the Placement Agent, and its designee, warrants to purchase an aggregate of 45,000 shares of the Company’s common stock (the “Placement Agent Warrants”), which have the same terms and conditions as the Original Warrants.

As of June 20, 2008 (the “Additional Closing Date”), an additional accredited investor (the “Additional Investor” and, together with the Initial Investor, the “Investors”) purchased, for a purchase price of $750,000 (the “Additional Placement Proceeds”), (a) an Original Note in the principal amount of $750,000, and (b) Original Warrants to purchase 75,000 shares of the Company’s common stock (the “Additional Placement”).

The Company used the Initial Placement Proceeds and Additional Placement Proceeds primarily for: (a) the construction of a new production facility, and (b) expenses related to the Offering.

The Company granted the Initial Investor, Additional Investor and Placement Agent “piggyback” registration rights with respect to the shares underlying the Original Warrants and Placement Agent Warrants issued in connection with the Offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the form of Original Note is annexed hereto as Exhibit 4.1 and is incorporated herein by reference.  A copy of the form of Original Warrant is annexed hereto as Exhibit 4.2 and is incorporated herein by reference.

Amendment to Notes and Warrants

As of December 31, 2008, the Company and Investors entered into an Amendment to the Purchase Agreement (the “Amendment”), pursuant to which:

(a)	the Maturity Date of each Original Note was extended from December 31, 2008 to December 31, 2009;

(b)	as of December 31, 2008, the initial interest rate of the Original Notes of 8% per annum was increased to 10% per annum;

(c)
activities related to the completion of the construction of the Company’s new production facility were carved out of the noteholders’ “Prepayment Option” and requirement for the Company to obtain the noteholders’ written consent for certain additional borrowings;

(d)
the Company issued and delivered to each Investor, against delivery by such Investor of his or its Original Note, marked “canceled”, a duly executed Amended and Restated Note (the “Amended Notes”) reflecting the changes set forth in (a), (b) and (c) above;

(e)	The expiration date of the Original Warrants was extended from the third anniversary of their original issue date to the fifth anniversary of their original issue date;

(f)	The exercise price of the Original Warrants was reduced from $2.61 to $1.63; and

(g)
The Company issued and delivered to each Investor, against delivery by such Investor of his or its Original Warrants, marked “canceled,” duly executed Amended and Restated Warrants (the “Amended Warrants”) reflecting the changes set forth in (e) and (f) above.

In connection with the Amendment, the Company agreed to also amend the Placement Agent Warrants so that, as amended, they would have the same terms and conditions as the Amended Warrants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Amended Notes and Amended Warrants have such characteristics as are further described in Item 3.02 below, which disclosure is incorporated herein by reference.  A copy of the form of Amended Note is annexed hereto as Exhibit 4.3 and is incorporated herein by reference.  A copy of the form of Amended Warrant is annexed hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As of the Initial Closing Date and Additional Closing Date of the Offering (defined in Item 1.01 above), the Company sold to certain accredited investors, for an aggregate purchase price of $2,250,000, (a) Original Notes in the aggregate principal amount of $2,250,000, and (b) Original Warrants to purchase and aggregate of 225,000 shares of the Company’s common stock, pursuant to the terms of the Purchase Agreement.

As of December 31, 2008, the Company and Investors entered into the Amendment, pursuant to which (a) the Original Notes were exchanged for the Amended Notes, and (b) the Original Warrants were exchanged for the Amended Warrants (as further described in Item 1.01 above).

The maturity date of the Amended Notes is December 31, 2009.  The Amended Notes had an initial interest rate of 8%, which increased to 10% as of December 31, 2008.  Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%.  The Company may prepay the entire amount due under the Amended Notes at any time without penalty, upon 15 days prior written notice.  Each holder has the right to be prepaid any amounts due under his, her or its Amended Note from the proceeds of any future offering by the Company resulting in gross proceeds of $4,500,000 or more, with the exception of offerings where the proceeds will be used primarily in connection with the completion of the Borrower’s production facility currently under construction in Hailun City, Heilongjiang Province, PRC.  So long as the Company has any obligation under the Amended Notes, there are limitations on its ability to: (a) pay dividends or make other distributions on its capital stock; (b) redeem, repurchase or otherwise acquire any of its securities; (c) create, incur or assume any liability for borrowed money (with certain exceptions, including, without limitation, borrowings where the funds will be used primarily in connection with the completion of the Company’s production facility currently under construction in Hailun City, Heilongjiang Province, PRC); (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity.  It shall be deemed an “Event of Default” under each Amended Note if: (a) the Company fails to pay principal or interest when due on the Amended Note; (b) the Company breaches any material covenant or other material term or condition contained in the Amended Note or Purchase Agreement, and such breach continues for a period of thirty (30) days after written notice thereof; (c) any representation or warranty of the Company made under the Amended Note or the Purchase Agreement shall be false or misleading in any material respect; (d) the Company, or any subsidiary of the Company, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee, or such a receiver or trustee shall otherwise be appointed; (e) a money judgment shall be entered against the Company, or any subsidiary of the Company, for more than $250,000, that remains in effect for a period of twenty (20) days; (f) bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings shall be instituted by or against the Company, or any subsidiary of the Company, which are not dismissed within sixty (60) days; or (g) the Company fails to maintain the listing of its common stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the NYSE Alternext.  Upon the occurrence of any Event of Default under an Amended Note, unless such Event of Default shall have been waived in writing by the holder, the holder may consider the Amended Note immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder may immediately enforce any and all of its rights and remedies provided in the Amended Note or any other right or remedy afforded by law.

The Amended Warrants represent the right to purchase an aggregate of 150,000 shares of the Company’s common stock, at an exercise price of $1.63 per share. The Amended Warrants will expire five years after the date of their original issuance. The Amended Warrants may be exercised for cash only. The number of shares of the Company’s common stock deliverable upon exercise of the Amended Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. The holder of an Amended Warrant will not be entitled to exercise a number of Amended Warrants in excess of the number of Amended Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of the Company’s common stock, unless this provision is waived by written agreement between the holder and the Company not less than sixty-one (61) days from the date of such waiver.

The Company believes that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits

 (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Form of Original Note*

4.2	Form of Original Warrant*

4.3	Form of Amended Note**

4.4	Form of Amended Warrant**

10.1	Form of Securities Purchase Agreement*

10.2	Form of Amendment**

*Incorporated by reference from the Company’s Current Report on Form 8-K, filed on June 18, 2008

**Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date:	January 7, 2009	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President